Exhibit (a)(1)(G)

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Option Exchange Program

Commencement Date: **June 3, 2026**

Expiration Time: **July 1, 2026 at 11:59PM ET**

We are offering you the opportunity to exchange some or all of your eligible options, as described in the Offer to Exchange Eligible Options for Replacement Options (the "Offer to Exchange"), for a number of new replacement options. We refer to this program as the "Option Exchange."

Make My Election

You have **28 days** left to elect whether to keep your eligible options or exchange some or all of them for replacement options.

Before you make your election, we encourage you to carefully read the offering materials in the Resources section.

Election Form

Resources

Click on any of the links below to learn more.

- Schedule TO
- Offer to Exchange Eligible Options for Replacement Options
- Terms of Election
- Employee Presentation
- Option Exchange Frequently Asked Questions
- Email from Shiva Fritsch re: Stock Option Exchange Launch sent on 6/3/26

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe.

Participation in the Option Exchange is entirely voluntary. REGENXBIO and its Board of Directors are not making a recommendation regarding whether you should participate. The decision to participate or not participate is solely yours. You are encouraged to consult your personal financial, legal, and/or tax advisors before making any decision regarding the Option Exchange. The Option Exchange is being conducted pursuant to the terms and conditions described in REGENXBIO's Tender Offer Statement on Schedule TO and related exhibits, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission. These materials are available free of charge at www.sec.gov and on REGENXBIO's Option Exchange website at www.myoptionexchange.com, or by contacting optionexchange@regenxbio.com. Please review these materials carefully, as they contain important information about the Option Exchange, including associated risks.

Need Help?

Contact: optionexchange@regenxbio.com

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Election Form

Option Exchange Program

Commencement Date: **June 3, 2026**

Expiration Time: **July 1, 2026 at 11:59PM ET**

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Resources

Indicate your decision to tender your eligible options for exchange by selecting the "Exchange" choice in the Election column. If you do not want to tender one or more of your eligible options for exchange, select the "Do Not Exchange" choice in the Election column for those particular options.

If you do not select the "Exchange" choice with respect to an eligible option, your election with respect to that eligible option will default to "Do Not Exchange." In that event, the eligible option will not be exchanged.

You may not tender only a portion of an eligible option grant.

My Eligible Options

PRE-EXCHANGE								POST-EXCHANGE		
GRANT NUMBER	GRANT DATE	EXPIRATION DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION	UNVESTED SHARES SUBJECT TO OPTION	EXCHANGE RATIO[2]	REPLACEMENT OPTIONS[3]	ELECTION
DEMO1	2/1/2017	2/1/2027	ISO	$18.65	1,750	1,750	0	7.00	250	Do Not Exchange
DEMO2	3/1/2018	3/1/2028	ISO	$28.40	1,750	1,750	0	7.00	250	Do Not Exchange
DEMO3	3/1/2019	3/1/2029	ISO	$53.86	3,200	3,200	0	7.00	457	Do Not Exchange
DEMO4	1/2/2020	1/2/2030	ISO	$38.99	2,459	2,459	0	4.50	546	Do Not Exchange
DEMO4Split	1/2/2020	1/2/2030	NQ	$38.99	141	141	0	4.50	31	
DEMO5	1/4/2021	1/4/2031	ISO	$44.97	1,649	1,649	0	3.50	471	Do Not Exchange
DEMO5Split	1/4/2021	1/4/2031	NQ	$44.97	301	301	0	3.50	86	
DEMO6	1/3/2022	1/3/2032	ISO	$34.31	2,745	2,745	0	2.25	1,220	Do Not Exchange
DEMO6Split	1/3/2022	1/3/2032	NQ	$34.31	180	180	0	2.25	80	
DEMO7	1/3/2023	1/3/2033	ISO	$22.25	2,780	2,317	463	1.50	1,853	Do Not Exchange
DEMO8	1/2/2024	1/2/2034	ISO	$18.34	3,980	2,322	1,658	1.25	3,184	Do Not Exchange

[1] This column displays the number of shares of REGENXBIO's common stock subject to the stock option grant as of July 1, 2026 (assuming no exercise or early termination occurs, through July 1, 2026).

[2] The number of replacement options received in the exchange will vary based on the exercise price of the options you are exchanging.

[3] 100% of replacement options received in exchange for vested eligible options shall expire 8 years from the date of grant and shall vest over a two-year period following the date of grant, with 50% vesting one year after the date of grant and the remaining 50% vesting two years after the date of grant. Replacement options will have an exercise price equal to closing price of our common stock on the date of grant, which is anticipated to be July 2, 2026. All replacement options will be granted as Non-Qualified (NQ) option types.

In all events, vesting is subject to continued service with REGENXBIO through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Eligible Options for Replacement Options, for additional terms that may apply to the replacement options.

Next

Participation in the Option Exchange is entirely voluntary. REGENXBIO and its Board of Directors are not making a recommendation regarding whether you should participate. The decision to participate or not participate is solely yours. You are encouraged to consult your personal financial, legal, and/or tax advisors before making any decision regarding the Option Exchange. The Option Exchange is being conducted pursuant to the terms and conditions described in REGENXBIO's Tender Offer Statement on Schedule TO and related exhibits, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission. These materials are available free of charge at www.sec.gov and on REGENXBIO's Option Exchange website at www.myoptionexchange.com, or by contacting optionexchange@regenxbio.com. Please review these materials carefully, as they contain important information about the Option Exchange, including associated risks.

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Confirm

You have made the following elections with respect to your eligible options.

My Eligible Options

PRE-EXCHANGE								POST-EXCHANGE		
GRANT NUMBER	GRANT DATE	EXPIRATION DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION	UNVESTED SHARES SUBJECT TO OPTION	EXCHANGE RATIO[2]	REPLACEMENT OPTIONS[3]	ELECTION
DEMO1	2/1/2017	2/1/2027	ISO	$18.65	1,750	1,750	0	7.00	250	Exchange
DEMO2	3/1/2018	3/1/2028	ISO	$28.40	1,750	1,750	0	7.00	250	Exchange
DEMO3	3/1/2019	3/1/2029	ISO	$53.86	3,200	3,200	0	7.00	457	Exchange
DEMO4	1/2/2020	1/2/2030	ISO	$38.99	2,459	2,459	0	4.50	546	Exchange
DEMO4Split	1/2/2020	1/2/2030	NQ	$38.99	141	141	0	4.50	31	
DEMO5	1/4/2021	1/4/2031	ISO	$44.97	1,649	1,649	0	3.50	471	Exchange
DEMO5Split	1/4/2021	1/4/2031	NQ	$44.97	301	301	0	3.50	86	
DEMO6	1/3/2022	1/3/2032	ISO	$34.31	2,745	2,745	0	2.25	1,220	Exchange
DEMO6Split	1/3/2022	1/3/2032	NQ	$34.31	180	180	0	2.25	80	
DEMO7	1/3/2023	1/3/2033	ISO	$22.25	2,780	2,317	463	1.50	1,853	Exchange
DEMO8	1/2/2024	1/2/2034	ISO	$18.34	3,980	2,322	1,658	1.25	3,184	Exchange

[1] This column displays the number of shares of REGENXBIO's common stock subject to the stock option grant as of July 1, 2026 (assuming no exercise or early termination occurs, through July 1, 2026).

[2] The number of replacement options received in the exchange will vary based on the exercise price of the options you are exchanging.

[3] 100% of replacement options received in exchange for vested eligible options shall expire 8 years from the date of grant and shall vest over a two-year period following the date of grant, with 50% vesting one year after the date of grant and the remaining 50% vesting two years after the date of grant. Replacement options will have an exercise price equal to closing price of our common stock on the date of grant, which is anticipated to be July 2, 2026. All replacement options will be granted as Non-Qualified (NQ) option types.

In all events, vesting is subject to continued service with REGENXBIO through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Eligible Options for Replacement Options, for additional terms that may apply to the replacement options.

☐ **I acknowledge that I have read all of the Option Exchange documents, including the Offer to Exchange Eligible Options for Replacement Options, which contain the specific terms and conditions of the Option Exchange. I acknowledge that, if I change my election, my election in effect at 11:59PM ET on July 1, 2026 will be my final election. I also agree to the Election Terms and Conditions and related instructions included in the Resources section of this Option Exchange website.**

☐ **If I elected to exchange my eligible options for replacement options, my electronic signature below indicates my agreement to be bound by the terms and conditions of REGENXBIO's 2025 Equity Incentive Plan and the stock option agreement for replacement options. If I elect not to exchange my eligible options for replacement options, my eligible options will remain outstanding under their current terms and I will not receive any replacement options.**

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An email confirmation will be sent to regenxbio@infiniteequity.com

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Participation in the Option Exchange is entirely voluntary. REGENXBIO and its Board of Directors are not making a recommendation regarding whether you should participate. The decision to participate or not participate is solely yours. You are encouraged to consult your personal financial, legal, and/or tax advisors before making any decision regarding the Option Exchange. The Option Exchange is being conducted pursuant to the terms and conditions described in REGENXBIO's Tender Offer Statement on Schedule TO and related exhibits, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission. These materials are available free of charge at www.sec.gov and on REGENXBIO's Option Exchange website at www.myoptionexchange.com, or by contacting optionexchange@regenxbio.com. Please review these materials carefully, as they contain important information about the Option Exchange, including associated risks.

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Confirmed

REGENXBIO, Inc. ("REGENXBIO") has received your election via the offer website, by which you elected to accept or reject REGENXBIO's offer to exchange eligible options for replacement options with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the offer.

Your election has been recorded as follows:

Name: DEMO1
Employee ID: DEMO1
Date and Time: 06/2/2026 5:30 PM ET

PRE-EXCHANGE								POST-EXCHANGE		
GRANT NUMBER	GRANT DATE	EXPIRATION DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION	UNVESTED SHARES SUBJECT TO OPTION	EXCHANGE RATIO[2]	REPLACEMENT OPTIONS[3]	ELECTION
DEMO1	2/1/2017	2/1/2027	ISO	$18.65	1,750	1,750	0	7.00	250	Exchange
DEMO2	3/1/2018	3/1/2028	ISO	$28.40	1,750	1,750	0	7.00	250	Exchange
DEMO3	3/1/2019	3/1/2029	ISO	$53.86	3,200	3,200	0	7.00	457	Exchange
DEMO4	1/2/2020	1/2/2030	ISO	$38.99	2,459	2,459	0	4.50	546	Exchange
DEMO4Split	1/2/2020	1/2/2030	NQ	$38.99	141	141	0	4.50	31	
DEMO5	1/4/2021	1/4/2031	ISO	$44.97	1,649	1,649	0	3.50	471	Exchange
DEMO5Split	1/4/2021	1/4/2031	NQ	$44.97	301	301	0	3.50	86	
DEMO6	1/3/2022	1/3/2032	ISO	$34.31	2,745	2,745	0	2.25	1,220	Exchange
DEMO6Split	1/3/2022	1/3/2032	NQ	$34.31	180	180	0	2.25	80	
DEMO7	1/3/2023	1/3/2033	ISO	$22.25	2,780	2,317	463	1.50	1,853	Exchange
DEMO8	1/2/2024	1/2/2034	ISO	$18.34	3,980	2,322	1,658	1.25	3,184	Exchange

[1] This column displays the number of shares of REGENXBIO's common stock subject to the stock option grant as of July 1, 2026 (assuming no exercise or early termination occurs, through July 1, 2026).

[2] The number of replacement options received in the exchange will vary based on the exercise price of the options you are exchanging.

[3] 100% of replacement options received in exchange for vested eligible options shall expire 8 years from the date of grant and shall vest over a two-year period following the date of grant, with 50% vesting one year after the date of grant and the remaining 50% vesting two years after the date of grant. Replacement options will have an exercise price equal to closing price of our common stock on the date of grant, which is anticipated to be July 2, 2026. All replacement options will be granted as Non-Qualified (NQ) option types.

In all events, vesting is subject to continued service with REGENXBIO through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Eligible Options for Replacement Options, for additional terms that may apply to the replacement options.

If you change your mind regarding your election, you may change your election to accept or reject the offer with respect to some or all of your eligible option grants by submitting a new, properly completed election. The new election must be delivered via REGENXBIO's offer website no later than the offer expiration date, currently expected to be 11:59PM ET, on July 1, 2026.

Only elections that are properly completed, signed, dated and actually received by REGENXBIO via the offer website before the offer expires will be accepted. Elections submitted by any other means, including email, facsimile, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to the REGENXBIO equity team by email at optionexchange@regenxbio.com.

Please note that our receipt of your election is not by itself an acceptance of the eligible options for exchange. For the purposes of the offer, REGENXBIO will be deemed to have accepted eligible options for exchange that are validly tendered and not properly withdrawn as of when REGENXBIO gives oral or written notice to the option holders generally of its acceptance for exchange of such eligible options, which notice may be made by press release, email or other method of communication. REGENXBIO's formal acceptance of the properly tendered eligible options is expected to take place shortly after the expiration of the offer.

This notice does not constitute the Offer to Exchange Eligible Options for Replacement Options (referred to as the "Offer to Exchange"). The full terms of the offer are described in (1) the Offer to Exchange; (2) the launch email, dated June 3, 2026, announcing the offer; and (3) the election terms and conditions, together with the associated instructions. You may access these documents through REGENXBIO's EDGAR filings on the U.S. Securities and Exchange Commission's website at www.sec.gov, on REGENXBIO's offer website at www.myoptionexchange.com, or by contacting the REGENXBIO equity team at optionexchange@regenxbio.com.

Print Election Confirmation

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REGENXBIO OPTION EXCHANGE PROGRAM

REGENXBIO, Inc. ("REGENXBIO") has received your election via the offer website, by which you elected to accept or reject REGENXBIO's offer to exchange eligible options for replacement options with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the offer.

REGENXBIO

Your election has been recorded as follows:

Name: DEMO1
Employee ID: DEMO1
Date and Time: 06/2/2026 5:30 PM ET

PRE-EXCHANGE								POST-EXCHANGE		
GRANT NUMBER	GRANT DATE	EXPIRATION DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION	UNVESTED SHARES SUBJECT TO OPTION	EXCHANGE RATIO[2]	REPLACEMENT OPTIONS[3]	ELECTION
DEMO1	9/1/2017	9/1/2027	ISO	$88.65	1,750	1,750	0	7.00	250	Exchange
DEMO2	9/1/2018	9/1/2028	ISO	$78.48	1,750	1,750	0	7.00	250	Exchange
DEMO3	9/1/2019	9/1/2029	ISO	$53.88	3,200	3,200	0	7.00	457	Exchange
DEMO4	1/2/2020	1/2/2030	ISO	$38.09	2,450	2,450	0	4.50	544	Exchange
DEMO4Split	1/2/2020	1/2/2030	NQ	$38.09	141	141	0	4.50	31	
DEMO5	1/4/2021	1/4/2031	ISO	$44.97	1,649	1,649	0	3.50	471	Exchange
DEMO5Split	1/4/2021	1/4/2031	NQ	$44.97	301	301	0	3.50	86	
DEMO6	1/3/2022	1/3/2032	ISO	$34.31	2,745	2,745	0	2.25	1,220	Exchange
DEMO6Split	1/3/2022	1/3/2032	NQ	$34.31	180	180	0	2.25	80	
DEMO7	1/3/2023	1/3/2033	ISO	$22.25	2,780	2,317	463	1.50	1,853	Exchange
DEMO8	1/2/2024	1/2/2034	ISO	$18.34	3,880	2,322	1,558	1.25	3,104	Exchange

[1] This column displays the number of shares of REGENXBIO's common stock subject to the stock option grant as of July 1, 2026 (assuming no exercise or early termination occurs through July 1, 2026).

[2] The number of replacement options received in the exchange will vary based on the exercise price of the options you are exchanging.

[3] 100% of replacement options received in exchange for vested eligible options shall expire 8 years from the date of grant and shall vest over a two year period following the date of grant, with 50% vesting one year after the date of grant and the remaining 50% vesting two years after the date of grant. Replacement options will have an exercise price equal to closing price of our common stock on the date of grant, which is anticipated to be July 2, 2026. All replacement options will be granted as Non-Qualified (NQ) option types.

In all events, vesting is subject to continued service with REGENXBIO through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Eligible Options for Replacement Options, for additional terms that may apply to the replacement options.

If you change your mind regarding your election, you may change your election to accept or reject the offer with respect to some or all of your eligible option grants by submitting a new, properly completed election. The new election must be delivered via REGENXBIO's offer website no later than the offer expiration date, currently expected to be 11:59PM ET, on July 1, 2026.

Only elections that are properly completed, signed, dated and actually received by REGENXBIO via the offer website before the offer expires will be accepted. Elections submitted by any other means, including email, facsimile, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to the REGENXBIO equity team by email at optionexchange@regenxbio.com

Please note that our receipt of your election is not by itself an acceptance of the eligible options for exchange. For the purposes of the offer, REGENXBIO will be deemed to have accepted eligible options for exchange that are validly tendered and not properly withdrawn as of when REGENXBIO gives oral or written notice to the option holders generally of its acceptance for exchange of such eligible options, which notice may be made by press release, email or other method of communication. REGENXBIO's formal acceptance of the properly tendered eligible options is expected to take place shortly after the expiration of the offer.

This notice does not constitute the Offer to Exchange Eligible Options for Replacement Options (referred to as the "Offer to Exchange"). The full terms of the offer are described in (1) the Offer to Exchange; (2) the launch email, dated June 3, 2026, announcing the offer; and (3) the election terms and conditions, together with the associated instructions. You may access these documents through REGENXBIO's EDGAR filings on the U.S. Securities and Exchange Commission's website at www.sec.gov, on REGENXBIO's offer website at www.myoptionexchange.com, or by contacting the REGENXBIO equity team at optionexchange@regenxbio.com.

We strongly encourage you to print this email and keep it for your records.

If the above is not your intent, you may log back into the option exchange website (www.myoptionexchange.com) to change your election on or before **July 1, 2026 at 11:59PM ET.**

If you have questions about the Option Exchange or this confirmation notice, please contact optionexchange@regenxbio.com.

Change Elections

Please do NOT reply to this email. This mailbox is not monitored and you will not receive a response.

Participation in the Option Exchange is entirely voluntary. REGENXBIO and its Board of Directors are not making a recommendation regarding whether you should participate. The decision to participate or not participate is solely yours. You are encouraged to consult your personal financial, legal, and/or tax advisors before making any decision regarding the Option Exchange. The Option Exchange is being conducted pursuant to the terms and conditions described in REGENXBIO's Tender Offer Statement on Schedule TO and related exhibits, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission. These materials are available free of charge at www.sec.gov and on REGENXBIO's Option Exchange website at www.myoptionexchange.com, or by contacting optionexchange@regenxbio.com. Please review these materials carefully, as they contain important information about the Option Exchange, including associated risks.

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Resources

Downloadable Resources

- Schedule TO
- Offer to Exchange Eligible Options for Replacement Options
- Terms of Election
- Employee Presentation
- Option Exchange Frequently Asked Questions
- Email from Shiva Fritsch re: Stock Option Exchange Launch sent on 6/3/26

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Value Calculator

The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from replacement options to be granted pursuant to the Option Exchange if you choose to exchange your eligible options. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For example, the Value Calculator does not account for vesting or the remainder of the term of the eligible options. Note that you will be able to profit from the replacement options only if they actually vest. Therefore, even if the Value Calculator shows that the potential profit on the replacement options is greater than for an eligible option at the assumed prices you enter, you would be able to profit from the replacement options only if they actually vest. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

Elections

Resources

See the value of awards at: 7.14

PRE-EXCHANGE							POST-EXCHANGE				
GRANT NUMBER	GRANT DATE	EXPIRATION DATE	OPTION TYPE	SHARES SUBJECT TO OPTION	EXERCISE PRICE	VALUE[1]	EXCHANGE RATIO	REPLACEMENT OPTIONS[2]	VALUE[1]	BREAK-EVEN PRICE[3]	EXPIRATION DATE
DEMO1	2/1/2017	2/1/2027	ISO	1,750	$18.65	$0	7.00	250	$0	$20.57	7/2/2034
DEMO2	3/1/2018	3/1/2028	ISO	1,750	$28.40	$0	7.00	250	$0	$31.84	7/2/2034
DEMO3	3/1/2019	3/1/2029	ISO	3,200	$53.86	$0	7.00	457	$0	$61.64	7/2/2034
DEMO4	1/2/2020	1/2/2030	ISO	2,459	$38.99	$0	4.50	546	$0	$48.08	7/2/2034
DEMO4Split	1/2/2020	1/2/2030	NQ	141	$38.99	$0	4.50	31	$0	$47.97	7/2/2034
DEMO5	1/4/2021	1/4/2031	ISO	1,649	$44.97	$0	3.50	471	$0	$60.10	7/2/2034
DEMO5Split	1/4/2021	1/4/2031	NQ	301	$44.97	$0	3.50	86	$0	$60.10	7/2/2034
DEMO6	1/3/2022	1/3/2032	ISO	2,745	$34.31	$0	2.25	1,220	$0	$56.05	7/2/2034
DEMO6Split	1/3/2022	1/3/2032	NQ	180	$34.31	$0	2.25	80	$0	$56.05	7/2/2034
DEMO7	1/3/2023	1/3/2033	ISO	2,780	$22.25	$0	1.50	1,853	$0	$52.45	7/2/2034
DEMO8	1/2/2024	1/2/2034	ISO	3,980	$18.34	$0	1.25	3,184	$0	$63.14	7/2/2034
TOTAL				20,935		$0		8,428	$0		

[1] Value is based on the stock price entered above by you. For options, it is equal to the product of (i) the number of shares subject to the option and (ii) the stock price less the exercise price.

[2] 100% of replacement options received in exchange for vested eligible options shall expire 8 years from the date of grant and shall vest over a two-year period following the date of grant, with 50% vesting one year after the date of grant and the remaining 50% vesting two years after the date of grant. Replacement options will have an exercise price equal to closing price of our common stock on the date of grant, which is anticipated to be July 2, 2025. All replacement options will be granted as Non-Qualified (NQ) option types.

[3] The breakeven stock price is the price at which the value of the eligible options exchanged is equal to the value of the replacement options. Any future stock price greater than the breakeven price would result in the eligible options being more valuable than the replacement options received after the exchange. The breakeven price presented is for illustrative purposes only and does not take into account any applicable taxes, which may materially impact actual results.



2/1/2017 Grant Values
Original
Replacement
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Value ($)
$0.00
$6.56
$7.49
$8.42
$9.35
$10.28
$11.21
$12.14
$13.07
$14.00
$14.93
$15.86
$16.79
$17.72
$18.65
$19.58
$20.51
$21.44
$22.37
Stock Price ($)

Participation in the Option Exchange is entirely voluntary. REGENXBIO and its Board of Directors are not making a recommendation regarding whether you should participate. The decision to participate or not participate is solely yours. You are encouraged to consult your personal financial, legal, and/or tax advisors before making any decision regarding the Option Exchange. The Option Exchange is being conducted pursuant to the terms and conditions described in REGENXBIO's Tender Offer Statement on Schedule TO and related exhibits, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission. These materials are available free of charge at www.sec.gov and on REGENXBIO's Option Exchange website at www.myoptionexchange.com, or by contacting optionexchange@regenxbio.com. Please review these materials carefully, as they contain important information about the Option Exchange, including associated risks.

Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Option Exchange. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Value Calculator, the Company makes no forecast or projection regarding the value of the replacement options that will be granted in the Option Exchange or as to the future market price of REGENXBIO's common stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Value Calculator.